Exhibit 23.1

                              TROUTMAN SANDERS LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                                 (404) 885-3000





                                February 23, 1999



Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Georgia Power Company (the "Company") and Georgia Power Company Capital Trust IV (the "Trust") dated February 17, 1999, relating to $200,000,000 aggregate liquidation amount of 6.85% Trust Preferred Securities of the Trust, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated February 17, 1999.


                                                     Very truly yours,